Exhibit 99.1

Petrohawk Energy Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Operations

(In thousands)

	Six Months Ended June 30, 2010
	Historical	Midstream Adjustments		Pro Forma
Operating revenues:
Oil and natural gas	$540,425	$—		$540,425
Marketing	237,457	—		237,457
Midstream	15,937	(9,721	)(1)	6,216

Total operating revenues	793,819	(9,721)		784,098

Operating expenses:
Marketing	253,931	—		253,931
Production:
Lease operating	33,779	—		33,779
Workover and other	3,949	—		3,949
Taxes other than income	18,034	(1,020	)(1)	17,014
Gathering, transportation and other	64,250	(7,512	)(1)	90,812
		34,074	(2)
General and administrative	75,549	(10,001	)(1)	65,548
Depletion, depreciation and amortization	207,249	(2,445	)(3)	204,804

Total operating expenses	656,741	13,096		669,837
Amortization of deferred gain	64,367	22,971	(5)	87,338

Income from operations	201,445	154		201,599

Other income (expenses):
Net gain on derivative contracts	198,078	—		198,078
Interest expense and other	(124,379)	12,230	(4)	(112,149)
Equity investment income	2,047	13,013	(6)	15,060

Total other income (expenses)	75,746	25,243		100,989

Income before income taxes	277,191	25,397		302,588
Income tax provision	(107,561)	(9,855	)(7)	(117,416)

Net income	$169,630	$15,542		$185,172

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Petrohawk Energy Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Operations

(In thousands)

	Year Ended December 31, 2009
	Historical	Permian Adjustments		Petrohawk Pro Forma	Midstream Adjustments		Petrohawk Pro Forma Adjusted
Operating revenues:
Oil and natural gas	$732,137	$(51,821	)(8)	$680,316	$—		$680,316
Marketing	320,121	—		320,121	—		320,121
Midstream	31,325	—		31,325	(15,038	)(1)	16,287

Total operating revenues	1,083,583	(51,821)		1,031,762	(15,038)		1,016,724

Operating expenses:
Marketing	316,987	—		316,987	—		316,987
Production:
Lease operating	78,698	(13,473	)(8)	65,225	—		65,225
Workover and other	2,749	(526	)(8)	2,223	—		2,223
Taxes other than income	57,712	(3,099	)(8)	54,613	(374	)(1)	54,239
Gathering, transportation and other	90,365	(1,243	)(8)	89,122	(9,573	)(1)	131,571
					52,022	(2)
General and administrative	113,232	—		113,232	(3,468	)(1)	109,764
Depletion, depreciation and amortization	396,644	(31,877	)(9)	364,767	(6,607	)(3)	358,160
Full cost ceiling impairment	1,838,444	(180,580	)(10)	1,657,864	—		1,657,864

Total operating expenses	2,894,831	(230,798)		2,664,033	32,000		2,696,033
Amortization of deferred gain	—	—		—	35,195	(5)	35,195

(Loss) income from operations	(1,811,248)	178,977		(1,632,271)	(11,843)		(1,644,114)

Other income (expenses):
Net gain on derivative contracts	260,248	—		260,248	—		260,248
Interest expense and other	(229,419)	—		(229,419)	324	(4)	(229,095)
Equity investment income	—	—		—	12,642	(6)	12,642

Total other income (expenses)	30,829	—		30,829	12,966		43,795

(Loss) income before income taxes	(1,780,419)	178,977		(1,601,442)	1,123		(1,600,319)
Income tax benefit (provision)	754,968	(75,893	)(7)	679,075	(476	)(7)	678,599

Net (loss) income	$(1,025,451)	$103,084		$(922,367)	$647		$(921,720)

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Petrohawk Energy Corporation

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1—Basis of Presentation

The unaudited pro forma financial information is presented to illustrate the effect on its operating results of the disposition of Petrohawk Energy Corporation’s (“Petrohawk” or “the Company”) Permian Basin properties and the contribution of the Company’s Haynesville Shale midstream operations to a new joint venture entity, KinderHawk Field Services LLC (“KinderHawk”). The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2010 and the fiscal year ended December 31, 2009 are based on the historical financial statements of Petrohawk for such periods after giving effect to the disposition and the joint venture as if they had occurred on January 1, 2009. The unaudited pro forma financial information should be read in conjunction with Petrohawk’s historical consolidated financial statements and notes thereto contained in Petrohawk’s 2009 Annual Report on Form 10-K filed on February 23, 2010, and Petrohawk’s Quarterly Reports on Form 10-Q for the three months ended March 31, 2010, filed on May 5, 2010 and for the three and six months ended June 30, 2010, filed on August 3, 2010.

The preparation of the unaudited pro forma condensed consolidated financial information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States of America. These principles require the use of estimates that affect the reported amounts of revenues and expenses. Actual results could differ from those estimates.

The unaudited pro forma condensed consolidated financial information is provided for illustrative purposes only and does not purport to represent what the actual results of operations would have been had the transactions occurred on the respective date assumed, nor is it necessarily indicative of the Company’s future operating results. However, the pro forma adjustments reflected in the accompanying unaudited pro forma consolidated financial information reflect estimates and assumptions that the Company’s management believes to be reasonable.

Note 2—Pro Forma Adjustments

The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2010 and for the year ended December 31, 2009 reflect the following adjustments:

(1)	Adjustment to eliminate operating revenues and expenses associated with the Haynesville Shale midstream assets;

(2)	Adjustment to gross up the Company’s historical gathering, transportation and other expense associated with the estimated gathering and treating fees that will now be paid to KinderHawk and not eliminated in consolidation in conjunction with the minimum annual volume commitment by the Company. The gathering fee will be equal to $0.34 per thousand cubic feet (“Mcf”) of the Company’s natural gas delivered at KinderHawk’s receipt points. The treating fee will be charged for natural gas delivered containing more than 2% by volume of carbon dioxide. For gas delivered containing between 2% and 5.5% carbon dioxide, the treating fee will be between $0.030 and $0.345 per Mcf, and for gas containing over 5.5% carbon dioxide, the treating fee will start at $0.365 per Mcf and increase on a scale of $0.09 per Mcf for each additional 1% of carbon dioxide content;

(3)	To adjust historical depreciation expense associated with the Haynesville Shale midstream assets as if the contribution had occurred on January 1, 2009. Depreciation expense is calculated using the straight-line method;

(4)	Adjustments to reduce interest expense and other for the repayment of $579 million in outstanding borrowings under the Company’s senior revolving credit facility as of January 1, 2009. Offsetting interest expense is an adjustment to the elimination of amounts that had been previously capitalized associated with the construction of the gathering system. In addition, this includes adjustments for the amortization of the difference in the Company’s initial investment in KinderHawk and its proportionate share of KinderHawk assets;

(5)	Adjustment to record the amortization of the Company’s deferred gain on the contribution of its Haynesville Shale midstream assets;

(6)	Adjustment to recognize income attributable to the Company’s 50% equity investment in KinderHawk;

(7)	Adjustment to record income taxes on the unaudited pro forma condensed consolidated results of operations based on the Company’s historical effective tax rates of 38.8% and 42.4% for the six months ended June 30, 2010 and the fiscal year ended December 31, 2009, respectively;

(8)	Reflects the elimination of operating revenues and expenses associated with the sale of the Company’s Permian Basin properties;

(9)	To adjust historical depletion expense associated with oil and natural gas properties as if the sale of the Permian Basin properties had occurred on January 1, 2009. Depletion expense is calculated using the unit of production method under full cost accounting; and

(10)	Adjustment to allocate a portion of the full cost ceiling impairments recognized by the Company in 2009 to the Permian Basin properties that were sold based upon relative proved reserve volumes.

Under a transition services agreement between the Company and Kinder Morgan, the Company will provide management and administrative services to KinderHawk for the operation of the assets through December 2010, in return for a monthly fee of approximately $880,000. The transition services agreement can be extended monthly for up to an additional five months. This monthly fee is directly attributable to the transaction and has been excluded from the pro forma financial statements as it represents a material nonrecurring fee.